Filed with the Securities and Exchange Commission on March 28, 1994


                                                  Registration No 33-52413





                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.




                         Pre-effective Amendment No. 3

                                    Form S-4

                             REGISTRATION STATEMENT

                                     Under

                           The Securities Act of 1933




                              BANC ONE CORPORATION

               (Exact Name of Registrant as specified in Charter)


                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on March 28, 1994.

                                           BANC ONE CORPORATION


                                           By: ROMAN J. GERBER
                                               Roman J. Gerber
                                               Executive Vice President



                               POWER OF ATTORNEY


We, the undersigned officers and directors of BANC ONE CORPORATION, hereby severally constitute and appoint Roman J. Gerber, George R. L. Meiling and William C. Leiter, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


          Signature                       Title                       Date


*                                 Chairman of the Board
John B. McCoy                     (Principal Executive Officer
                                  & Director)


*                                 President and Director
Donald L. McWhorter



*                                 Senior Vice President
Frederick L. Cullen               (Principal Financial Officer)


*                                 Controller (Principal
William C. Leiter                 Accounting Officer)


*                                 Director
Charles E. Exley


*                                 Director
E. Gordon Gee


*                                 Director
John R. Hall


*                                 Director
Laban P. Jackson, Jr.


*                                 Director
John G. McCoy


*                                 Director
Rene C. McPherson


*                                 Director
Thekla R. Shackelford


*                                 Director
Frederick P. Stratton, Jr.


                                  Director
Romeo J. Ventres


*                                 Director
Robert D. Walter


* By: ROMAN J. GERBER
      Roman J. Gerber
      Attorney-in-Fact




                                 EXHIBIT INDEX





Exhibit 2.1 Merger Agreement dated September 17, 1993, by and among CAPITAL BANCORP, Banc One Arizona Corporation and BANC ONE CORPORATION, as amended, including the Bank Merger Agreement dated
              December 14, 1993, by and among Bank One, Utah, N.A. and Capital City Bank*


Exhibit 2.3   Form of Proxies to be used by CAPITAL BANCORP and Capital City
              Bank*


Exhibit 5 Opinion of Roman J. Gerber, General Counsel for BANC ONE CORPORATION, regarding the legality of securities being offered, including consent*


Exhibit 8 Opinions of Gerrish & McCreary, P.C. regarding the Federal income tax consequences of the Merger and Consolidation, including consent.


Exhibit 23    Consents of Coopers & Lybrand and KPMG Peat Marwick*




* These exhibits were previously filed with the original S-4 Registration Statement